EXHIBIT 1.1

                              ATLANTIC REALTY TRUST
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

                              FOR IMMEDIATE RELEASE

                         ATLANTIC REALTY TRUST ANNOUNCES
                            TAX INDEMNIFICATION CLAIM

NEW YORK, NY, MAY 11, 2005 - ATLANTIC REALTY TRUST, A REAL ESTATE INVESTMENT TRUST (THE "TRUST"), WHICH IS INCLUDED FOR QUOTATION ON THE NASDAQ SMALL CAP MARKET (ATLRS), TODAY ANNOUNCED THAT ON APRIL 22, 2005, THE TRUST RECEIVED A LETTER FROM RAMCO-GERSHENSON PROPERTIES TRUST (FORMERLY KNOWN AS RPS REALTY TRUST, "RAMCO") STATING THAT RAMCO HAD RECEIVED A 30-DAY LETTER (THE "30-DAY LETTER") FROM THE INTERNAL REVENUE SERVICE (THE "IRS") COVERING THE YEARS 1996 AND 1997. THE 30-DAY LETTER TAKES THE POSITION THAT RAMCO SHOULD BE DISQUALIFIED AS A REAL ESTATE INVESTMENT TRUST ("REIT") FOR 1996 AND 1997 AND DISALLOWS CERTAIN CLAIMED DEDUCTIONS OF RAMCO. BECAUSE THE TRUST IS A SUCCESSOR TO RAMCO FOR REIT TAX QUALIFICATION PURPOSES, THERE IS A RISK THAT IF THE IRS' POSITION IS SUSTAINED, THE TRUST'S STATUS AS A REIT COULD BE JEOPARDIZED. THE FACTS PRESENTED RAISE COMPLEX ISSUES, MANY OF WHICH ARE ISSUES OF FIRST IMPRESSION AND THEREFORE THE OUTCOME CANNOT BE PREDICTED WITH CERTAINTY. WHILE THERE CAN BE NO ASSURANCE, OUTSIDE TAX COUNSEL HAS ADVISED THE TRUST THAT, BASED ON THE FACTS
KNOWN TO DATE, THE IRS POSITION ON RAMCO'S REIT STATUS IS INCORRECT AND MOREOVER, THE POSSIBLE DISQUALIFICATION OF RAMCO AS A REIT SHOULD NOT RESULT IN ANY MATERIAL TAX LIABILITY FOR THE TRUST. THE LETTER FROM RAMCO ALSO STATED THAT RAMCO MIGHT SEEK INDEMNIFICATION FROM THE TRUST WITH REGARD TO THE 1996 YEAR PURSUANT TO THE TAX AGREEMENT DATED AS OF MAY 10, 1996 BY AND BETWEEN RAMCO AND THE TRUST. WHILE THERE CAN BE NO ASSURANCE, COUNSEL ADVISES THAT THE TRUST DOES NOT HAVE ANY OBLIGATION TO MAKE ANY PAYMENT TO OR INDEMNIFY RAMCO IN ANY MANNER FOR ANY TAX, INTEREST OR PENALTY SET FORTH IN THE 30-DAY LETTER. FOR FURTHER INFORMATION CONTACT EDWIN R. FRANKEL AT (212) 702-8561.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, CERTAIN STATEMENTS SET FORTH HEREIN CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS," "BELIEVES," "ESTIMATES," AND VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS THAT INDICATE FUTURE EVENTS AND TRENDS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS, WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, STATEMENTS RELATING TO THE ABOVE REFERENCED INCOME INDEMNIFICATION CLAIM FOR 1996. ALTHOUGH THE MANAGEMENT OF ATLANTIC REALTY TRUST BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS.